UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2006

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31369 (Commission File Number)	65-1051192 (IRS Employer Identification No.)

(Address of registrant’s principal executive office)

505 Fifth Avenue

New York, New York 10017

Registrant’s telephone number, including area code: (212) 771-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 20, 2006, CIT Group Inc. ("CIT") entered into a Global Selling Agency Agreement among CIT and the agents named on the signature pages thereto (the "Agency Agreement") in connection with the offering of CIT's Series A notes (collectively, the "notes") at one or more times up to an aggregate initial offering price of U.S.$18,000,000,000 under its Medium-Term Note, Series A program. Subject to the terms of the Agency Agreement, CIT has appointed the Agents who have separately agreed to use their reasonable best efforts to solicit offers to purchase the notes. CIT may also sell notes to any Agent, as principal, at a discount for resale to one or more investors or other purchasers at varying prices related to prevailing market prices at the time of resale, as determined by that Agent or, if so agreed, on a fixed public offering price basis. Unless otherwise specified in a pricing supplement relating to the offering of the notes, CIT will pay each Agent a commission, in the form of a discount which, depending on the maturity of the notes placed by such Agent, will range from .05% to .75% of the principal amount of the notes, except that the commission CIT may pay to the Agents with respect to notes with maturities of greater than thirty years will be negotiated at the time it issues those notes. CIT will not pay a commission to the Agents on the notes it sells directly to purchasers. Payment of the purchase price of the notes will be required to be made in immediately available funds. CIT will have the sole right to accept offers to purchase notes and may, in its absolute discretion, reject any proposed purchase of notes in whole or in part. Each Agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase the notes.

The description of the terms of the Agency Agreement is qualified in its entirety by reference to the Agency Agreement, a copy of which is included under Item 9.01(c) as Exhibit 1.1 to this Current Report and is included in this item by reference.

On February 13, 2006, entered into a Selling Agent Agreement among CIT and the agents named on the signature pages thereto (the "Selling Agent Agreement") in connection with the offering of CIT's $3,000,000,000 aggregate principal amount of its InterNotes® due nine months or more from date of issue (collectively, the "InterNotes®"). Subject to the terms of the Selling Agent Agreement, CIT has appointed the InterNotes® agents who have separately agreed to use their reasonable best efforts to solicit offers to purchase the InterNotes®. CIT may also sell notes to any InterNotes® agent, as principal, at a discount for resale to one or more investors or other purchasers at varying prices related to prevailing market prices at the time of resale, as determined by that InterNotes® agent or, if so agreed, on a fixed public offering price basis. Unless otherwise specified in a pricing supplement relating to the offering of the InterNotes®, CIT will pay each InterNotes® agent a commission, in the form of a discount. Each InterNotes® agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase the notes.

The description of the terms of the Selling Agent Agreement is qualified in its entirety by reference to the Agency Agreement, a copy of which is included under Item 9.01(c) as Exhibit 1.2 to this Current Report and is included in this item by reference.

_________________________

InterNotes® is a registered servicemark of Incapital Holdings LLC

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Item 9.01. Financial Statements and Exhibits
(c) Exhibits

The following exhibits are filed or furnished herewith:

1.1 Global Selling Agency Agreement, dated January 20, 2006, among CIT and the agents named on the signature pages thereto.

1.2 Selling Agent Agreement, dated February 13, 2006, among CIT and the agents named on the signature pages thereto.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, CIT Group Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIT GROUP INC.

By:	/s/ Glenn A. Votek
	Name:	Glenn A. Votek
	Title:	Executive Vice President & Treasurer
Dated: October 19, 2006

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EXHIBIT INDEX

Exhibit Number	Description

1.1         Global Selling Agency Agreement, dated January 20, 2006, among CIT and the agents named on the signature pages thereto.

1.2         Selling Agent Agreement, dated February 13, 2006, among CIT and the agents named on the signature pages thereto.

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